Exhibit 10.1

KIMBALL INTERNATIONAL, INC.

PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award (the "Award") dated the ____ day of ______________ is made by Kimball International, Inc., an Indiana corporation (the "Company") to ________ (the "Officer") pursuant to the terms of the Company's 2003 Stock Option and Incentive Plan (the "Plan").

WHEREAS the Board of Directors and Compensation Committee of the Company believe it to be in the best interests of the Company and its shareowners, for its Officers to obtain or increase their shareowner interests in the Company in order that they will have a greater incentive to work for and manage the Company's affairs in such a way that its shares may become more valuable, thereby aligning the personal interests of Officers to the Company shareowners; and

WHEREAS the Officer is employed by the Company or one of its subsidiaries as an Officer;

Now therefore, in consideration of these premises and of services to be performed by the Officer, the Company hereby makes this Award to the Officer on the following terms and conditions hereafter expressed and subject to the terms of the Plan.

AWARD

The Company hereby awards to the Officer a total of _______ shares of Class A Common Stock of the Company, subject to non-receipt or forfeiture as described herein.

SHARES OF AWARD

Shares of the Award received will be determined by the bonus computed (stated as a percent of eligible earnings) under the Company's Profit Sharing Bonus Plan (the "Bonus Plan") for the fiscal year ended ___________, for the Officer. Shares received under the Award are determined by multiplying the awarded shares times the percent of bonus computed for the Officer under the Company's Bonus Plan for the fiscal year ended ____________. In computing the shares received, the shares will be rounded down to a full share excluding any fractional shares.

FORFEITURE OF AWARD

To receive shares from the Award, the Officer must be a fulltime employee of the Company at the time shares are issued under the Award, except for

  Death
  Permanent disability
  Retirement at age 62 or older

If during the award period of _________, through _________, an Officer's employment is terminated because of death, permanent disability or retirement at age 62 or older, the Officer's shares received under the Award are determined by multiplying the Award shares computed for the fiscal year ending _________, by a fraction determined by:

* Numerator = number of months the Officer was a fulltime employee, including the month which the termination of employment ends, which shall be considered a full month.

* Denominator = 12 months

In all other employment separations, the Award is forfeited.

TAXES

The taxable value of the shares awarded will be the number of shares received multiplied by the average of the per share high and low price of Class B Common Stock quoted by NASDAQ as of the date of the issuance of the Class A Common Stock of the Company.

The Officer must pay the taxes either in cash or elect to have shares withheld equal in value to the minimum amount of federal, state and local taxes required by the taxing authorities.

If the Officer elects to have shares withheld to meet the tax requirements, the value of the shares will be determined by using a per share price based on the average high and low price as quoted by NASDAQ of the Class B Common Stock of the Company, on the date shares are issued.

RESTRICTIONS ON AWARDED SHARES

There will be no resale restrictions on the shares of Class A Common Stock once issued under the Award other than any applicable "affiliate" restrictions under Federal securities laws.

NON-TRANSFERABILITY - DEATH

This Award is not transferable by the Officer otherwise than by will or the laws of descent and distribution.

AMENDMENTS

If the Company shall at any time change the number of shares of its Class A Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares subject to the Award hereunder shall be changed in proportion to the change in issued shares. If during the term of this Award, the Class A Common Stock of the Company shall be changed into another kind of securities of the Company or into cash, securities or evidences of indebtedness of another corporation, other property or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Company shall cause adequate provision to be made whereby the Officer shall thereafter be entitled to receive upon expiration of the Award, the cash, securities, evidences of indebtedness, other property or any combination thereof the Officer would have been entitled to receive for Class A Common Stock acquired through this Award immediately prior to the effective date of such transaction. If appropriate, the number of shares of this Award following such reorganization, sale, merger, consolidation or other similar transaction may be adjusted, in each case in such equitable manner as the Compensation Committee may select.

IN WITNESS WHEREOF, the Company and the Officer have agreed to the terms and conditions of this Award, all as of the date first above written.

By:		By:

	The Company		Officer